Exhibit 4.42

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as " ***** ". A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT	1. CONTRACT ID CODE	PAGE OF PAGES
	N/A	1	4

2.	AMENDMENT/MODIFICATION NO.	3.	EFFECTIVE DATE	4.	REQUISITION/PURCHASE REQ. NO.	5.	PROJECT NO. (If applicable)
	1		See Block 16C		NA

6.	ISSUED BY CODE	2668-30017		7.	ADMINISTERED BY (If other than Item 6)		CODE
National Institutes of Health Contract Management Branch, NIAID 6700-B Rockledge Drive Room 2230, MSC 7612 Bethesda, MD 20892-7612				DMID-VR

8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)		(X)	9A.	AMENDMENT OF SOLICITATION NO.

	Acambis, Inc.			9B.	DATED (See Item 11)
38 Sidney Street
	Cambridge, MA 02139			10A.	MODIFICATION OF CONTRACT/ORDER NO.

N01-AI-30017
X
				10B.	DATED (See Item 13)

February 13, 2003
CODE		FACILITY CODE

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers is extended, is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning____ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12.	ACCOUNTING AND APPROPRIATION DATA (If required)
NA

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

	A.	THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

	B.	THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

	C.	THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
FAR 1.602-1

	D.	OTHER (Specify type of modification and authority)
FAR 52.232-22, Limitation of Funds (APR 1984)

E. IMPORTANT: Contractor is not, is required to sign this document and return 2 copies to the issuing office.

14.	DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

PURPOSE: The purpose of this modification is to modify Articles B.4., F.2., and Section H

TOTAL FUNDS ALOTTED: $ 9,241,818 (Unchanged)
TOTAL ESTIMATED COST:$ 9,241,818 (Unchanged)
COMPLETION DATE: February 13, 2006 (Unchanged)
FUNDED THROUGH: February 13, 2006 (Unchanged)

CONTRACT TYPE: Cost Plus Fixed Fee/Completion (Unchanged)
Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print) ************************************* Acambis Inc	16A. NAME OF CONTRACTING OFFICER Elizabeth J. Osinski, Contracting Officer Contract Management Branch, NIAID, NIH

15B.	CONTRACTOR/OFFEROR	15C.	DATE SIGNED	16B.	UNITED STATES OF AMERICA	16C.	DATE SIGNED

				BY			7/14/03
(Signature of person authorized to sign)					(Signature of Contracting Officer)

NSN 7540-01-152- 8070	OMB No. 0090-0115	STANDARD FORM 30 (REV. 10-83)

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Special Provisions	Contract No. NOl-AI-300l7	Page 2 of 4

Modification No.1

BEGINNING WITH THE EFFECTIVE DATE OF THIS MODIFICATION, THE GOVERNMENT AND THE CONTRACTOR MUTUALL Y AGREE AS FOLLOWS:

ARTICLE B.4 ADVANCE UNDERSTANDINGS -is hereby modified as follows:

a.	Subcontract-is amended to read as follows:

Consent for a firm fixed-price subcontract with *********** for the period February 14,2003 through November 30,2005. The total amount of this firm fixed-price subcontract (through Modification #2) shall not exceed *********** without authorization from the Contracting Officer. A copy of the signed subcontract shall be provided to the Contracting Officer.

b.	Subcontract-is amended to read as follows:

Consent for a firm fixed-price subcontract with *********** for the period June 5, 2003 through November 24,2005. The total amount of this firm fixed-price subcontract (through Modification #1) shall not exceed *********** without authorization from the Contracting Officer. A copy of the signed subcontract shall be provided to the Contracting Officer.

c.	Subcontract-is amended to read as follows:

Consent for a firm fixed-price subcontract with ***********from the effective date of subcontract award until November 24, 2005. The total amount of this firm fixed-price subcontract (through Modification #1) shall not exceed *********** without authorization from the Contracting Officer. A copy of the signed subcontract shall be provided to the Contracting Officer.

k.	Contract Milestones-is amended to read as follows:

The Contractor shall complete all work in accordance with the Statement of Work and the contract milestones set forth below. The distribution of the fixed fee shall be paid in installments based on the Project Officer's written certification regarding the completion of these milestones on the following dates:

Initial Milestones for Acambis, Inc. for MV A Vaccine

Milestones	Estimated Completion	Fixed Fee
1. Produce a bulk pilot lot of prototype MV A vaccine	Within three months of award of Part A	***********

2. Provide NIH with 1,000 doses of the final vaccine prototype, and provide NIH	Within six months of award of Part A	***********
with 4,000 doses of the final vaccine prototype.	No later than the start of Part B Option

3. Assess the protection and irnmunogenicity provided by MVA vaccine prototypes.	Within six months of award of Part A	***********

4. Develop and submit for review and approval to NIAll, a clinical development plan for the evaluation of the vaccine.	Within six months of award of Part A	***********

5. The contractor shall initiate Phase I trials.	Upon NIAID approval of the Phase I Protocol of Part A	***********

6. Provide a feasibility plan to manufacture, formulate, fill and finish, test, and deliver to the Government up to 30 million doses of the candidate MV A vaccine suitable for storage in a stockpile for emergency use.	Within 12 months of award of Part A	***********

7. Complete an interim clinical trial report that includes data summary, data	Within 15 months of award of Part A	***********

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Special Provisions Contract	No. NOI-AI-30016	Page 4 of 4

Modification No.1

analysis and interpretation and conclusions for the Phase I trial 8. Complete Phase I clinical trials and provide a report that captures all Phase I clinical trial follow-up and duration of immunity data.	Within 34 months of award of Part A	***********

ARTICLE F .2. DELIVERIES -paragraph a. Item I, the due date for the Monthly Technical Progress Reports is changed from the I st day of each month to the 15 day of each month.

ARTICLE G.1. PROJECT OFFICER-is amended to read as follows:

The following Project Officer will represent the Go vernment for the purpose of this contract:

Gerald R. Kovacs, Ph.D.
Senior Project Officer
Office of Biodefense Research Affairs
(OBRA )/DMID/NIAID/NIH
Mail Stop Code 6605
6610 Rockledge Drive, Room 5121
Bethesda, MD 20892-7630
(Zip for express mail is 20817)
301-451-3511,301-402-4197
301-480-1263 (fax)
gkovacs@niaid.nih.gov

The Project Officer is responsible for: (1) monitoring the Contractor's technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the Statement of Work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

The Contracting Officer is the only person with authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to: (1) direct or negotiate any changes in the Statement of Work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

The Contracting Officer hereby delegates the Project Officer as the Contracting Officer's authorized representative responsible for signing software license agreements issued as a result of this contract.

The Government may unilaterally change its Project Officer designation.

SECTION H -SPECIAL CONTRACT REOUIREMENTS-is modified as follows:

ARTICLE H.1O. Animal Welfare Assurance-is amended to read as follows:

The Contractor shall obtain, prior to the start of any work under this contract, an approved Animal Welfare Assurance from the Office of Extramural Research (OER), Office of Laboratory Animal Welfare (OLA W), Office of the Director, NIH, as required by Section I-43-30 of the Public Health Service Policy on Humane Care of Use of Laboratory Animals. The Contractor shall maintain such assurance for the duration of this contract, and any subcontractors performing work under this contract involving the use of animals shall also obtain and maintain an approved Animal Welfare Assurance.

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Special Provisions Contract	No. NOI-AI-30016	Page 4 of 4

Modification No.1

ARTICLE H.20. Prohibition on Contractor Involvement with Terrorist Activities-is added to read as follows:

The Offeror/Contractor acknowledges that U. S. Executive Orders and Laws, including but not limited to E.O. 13224 and P .L. 107-56, prohibit transactions With, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of the contractor to ensure compliance with these Executive Orders and Laws. This clause must be included in all subcontracts issued under this contract.

ARTICLE H.21. Possession. Use and Transfer of Select Biological Agents or Toxins-is added to read as follows:

Work involving select biological agents or toxins shall not be conducted under this contract until the contractor and any affected subcontractor(s) are granted a certificate of registration or are authorized to work with the applicable select agents.

For possession, use and transfer of biological agents or toxins that have been determined to have the potential to pose a severe threat to: 1) public health and safety; 2) both human and animal health; animal health, or animal products; and/or 3) plant health or plant products, registration information must be submitted to the Centers for Disease Control and Prevention, Department of Health and Human Services {DHHS) or the Animal and Plant Health Inspection Service (APHIS), U.S. Department of Agriculture (USDA) as applicable.

Listings of HHS select agents and toxins, biologic agents and toxins, and overlap agents or toxins as well as information about the registration process, can be obtained on the Select Agent Program Web site at http://www.cdc.gov/od/saR

     No other terms or conditions are changed by this modification.

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